UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2018

Sector 5, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-181742	45-5042353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Duke Street, Suite 110, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (571) 348-1005

___________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01— ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company entered into a Consulting Agreement, effective December 1, 2018, with Mr. Joseph Leonardi. Mr. Leonardi will help the Company grow its product distribution and assist with maintaining successful relationships with current customers and in identifying new business opportunities.

Mr. Leonardi has held positions as CEO and Vice President for over 35 years with early stage and high-growth companies in telecommunications, software and networking. His responsibilities included worldwide sales and marketing, technology licenses, joint ventures, strategic alliance partnerships and sales channels worldwide, and launching new systems to market. With over $75 million in venture capital raised, he is known for building long term relationships with investors, customers and partners and his technical, communications, sales and marketing skills. Mr. Leonardi was the #1 Field Sales VP at Time Warner Cable prior to retiring in 2016 after the merger with Spectrum.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECTOR 5, INC.

Date: December 5, 2018	By:	/s/ Erick Kuvshinikov
	Name:	Erick Kuvshinikov
	Title:	Chief Executive Officer & Chief Financial Officer

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